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                                                                    Exhibit 5.12


                    [Bonilla, Montano & Toriello Letterhead]

                                                                   March 5, 2004

MESSRS.
BURNS PHILP GUATEMALA, SOCIEDAD ANONIMA
GUATEMALA CITY, GUATEMALA
CENTRAL AMERICA

Ladies and Gentlemen:

             Re: 10-3/4% Series B Senior Subordinated Notes Due 2011

         We have acted as special GUATEMALAN counsel to BURNS PHILP GUATEMALA, SOCIEDAD ANONIMA, a GUATEMALAN corporation (the "Company"), in connection with the offer to exchange (the "Exchange Offer") by Burns Philp Capital Pty Limited, an Australian corporation and Burns Philp Capital (U.S.) Inc., a Delaware corporation (the "Issuers") and each a wholly owned subsidiary of Burns, Philp & Company Limited ("Burns Philp"), of U.S.$210,000,000 aggregate principal amount of 10-3/4% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its existing 10-3/4% Senior Subordinated Notes due 2011 (the "Old Notes"), as described in the Registration Statement on Form F-4 (File Number 333-107085) relating to the Exchange Offer (as amended or supplemented, the "Registration Statement"), initially filed with the United States Securities and Exchange Commission on July 16, 2003. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of February 20, 2003 (the "Indenture"), among the Issuers, Burns Philp and certain subsidiaries of Burns Philp (together with the Company, the "Subsidiary Guarantors") and Wells Fargo Bank, National Association, as Trustee (the "Trustee"). The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed by the Company and the Subsidiary Guarantors on a senior subordinated basis (the "Guarantees"). The Indenture is an exhibit to the Registration Statement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Indenture and other documents delivered in connection with the Guarantees including minutes number nine (9) containing General - All Present- Stockholders Meeting of Burns Philp Guatemala, S.A. dated as of February 14, 2003 (the "Relevant Documents"), as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In



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rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Relevant Documents.

         In our examination, we have assumed, (i) the genuineness of all signatures (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted as conformed, facsimile or photostatic copies.

         Based upon the foregoing, and subject to the exceptions, qualifications, limitations and assumptions herein set forth, we are of the opinion that (i) The Company is validly incorporated and is an existing corporation in good standing under the laws of Guatemala; (ii) The Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture; (iii) the Indenture has been duly executed, delivered and authorized by all necessary corporate or shareholder action on the part of the Company; and (iv) The execution and delivery by the Company of, and performance by the Company of its obligations under the Indenture, and compliance by the Company with all of the provisions thereof, did not and will not result in a breach or violation of the charter of incorporation and bylaws of the Company or the laws of Guatemala.

         In rendering the foregoing opinion, we express no opinion, directly or indirectly, as to laws other than the laws of GUATEMALA. The foregoing opinion is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances, which may hereafter come to our attention or any changes in the law, which may hereafter occur.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Dewey Ballantine LLP may rely on our opinion with respect to matters of Guatemalan law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.

                                            Very truly yours,


                                            /s/ L. Barrios





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